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BECKSTEAD & COMPANY, CPAs

Board of Directors as Audit Committee

SDMS, Inc.

333 Court Street #2

Hoboken, NJ 07030

We hereby consent to the inclusion of our audit reports dated April 24, 2014, on the financial statements of SDMS, Inc. for the period December 12, 2013 (inception) to December 31, 2013, and the financial statements of SDMS, LLC for the years ended December 31, 2013 and 2012, in the Form S-1/A-3 Registration Statement dated January 15, 2015, to be filed with the US Securities and Exchange Commission.

/s/ Beckstead & Company

Beckstead & Company

January 15, 2015

321 Greenleaf Glen Street, Henderson, NV 89014

702-528-1984(office) 855-301-9788(efax)